SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): March 31, 1997



                         TRINITY INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)





Delaware                              1-6903                75-0225040
(State or other jurisdiction (Commission File Number)    (IRS Employer
of incorporation)                                     identification No.)





       2525 Stemmons Freeway
           Dallas, Texas                          75207-2401
(Address of principal executive offices)          (Zip Code)




     Registrant's telephone number, including area code: 214/631-4420

Item 2.   Acquisition or Disposition of Assets

          On March 31, 1997 Trinity Industries, Inc. ( Trinity ) distributed to its stockholders 15,000,000 shares of common stock of Halter Marine Group, Inc. ( Halter ), representing approximately 81.3% of the outstanding shares of Halter Common Stock. In September 1996, Halter conducted an initial public offering and sold shares representing approximately 18.7% of its outstanding common stock. As a result of the distribution, Trinity and Halter are no longer affiliated entities.


Item 7.   Financial Statements and Exhibits

          (b) At the time of filing this report on Form 8-K, it is impracticable to provide the pro forma financial information required by Item 7 of Form 8-K. The required pro forma financial information will be filed as soon as practicable, but no later than 60 days after this report on Form 8-K must be filed.

          (c)  Exhibits

          Exhibit 99(1) - Press release of Registrant dated March 31, 1997

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              TRINITY INDUSTRIES, INC.




Date: April 14, 1997               By:  /S/ F. Dean Phelps

                                        F. Dean Phelps
                                        Vice President

                               EXHIBIT 99(1)


News release of April 1, 1997 concerning property distribution on March 31, 1997 of the stock of Halter Marine Group, Inc.

NEWS RELEASE

                              Contact:
                              Michael E. Conley
                              Director of Investor Relations
                              (214) 589-8935

FOR IMMEDIATE RELEASE
April 1, 1997

     DALLAS - Trinity Industries, Inc. (NYSE:TRN) today confirmed the completion on March 31, 1997 of the property distribution to stockholders of record of Trinity on March 21, 1997 of the 15,000,000 shares of common stock of Halter Marine Group, Inc.
(AMEX:HLX) previously owned by Trinity.

     Trinity Industries, with headquarters in Dallas, Texas, manufactures and markets a wide variety of products principally in six business segments: Railcars, Marine Products, Construction
Products, Containers, Metal Components and Leasing.

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